EXHIBIT 16.1



                             KPMG Peat Marwick LLP
                          Two Park Square, Suite 700
                           6565 Americas Parkway, NE
                         Albuquerque, New Mexico 87190
                            Telephone (505) 884-3939




July 23, 1998


Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

We were previously principal accountants for Specialty Teleconstructors, Inc. and, under the date of August 29, 1997, we reported on the consolidated financial statements of Specialty Teleconstructors, Inc. and subsidiaries as of and for the years ended June 30, 1997 and 1996. On July 21, 1998, our appointment as principal accountants was terminated. We have read Specialty Teleconstructors, Inc.'s statements included under Item 4 of its Form 8-K dated July 21, 1998, and we agree with such statements, except we are not in a position to agree or disagree with Specialty Teleconstructors, Inc.'s statement that Ernst & Young had served as independent accountants to OmniAmerica Holdings Corporation since its inception.

Very truly yours,


/s/ KPMG Peat Marwick LLP



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